Exhibit 21.1
Subsidiaries of CNO Financial Group, Inc.

Name	State or Other Jurisdiction

40|86 Advisors, Inc.	DE
40|86 Mortgage Capital, Inc.	DE
American Life and Casualty Marketing Division Co.	IA
Bankers Conseco Life Insurance Company	NY
Bankers Life Advisory Services, Inc.	IN
Bankers Life Agency, Inc.	IL
Bankers Life and Casualty Company	IL
Bankers Life Securities General Agency, Inc.	IN
Bankers Life Securities, Inc.	IN
Benetek Corporation	FL
Business Credit Administration Corporation	IN
C.P. Real Estate Services Corporation	NJ
CDOC, Inc.	DE
CNO Bermuda Re, Ltd.	Bermuda
CNO Management Services Company	TX
CNO Services, LLC	IN
Colonial Penn Life Insurance Company	PA
Conseco Life Insurance Company of Texas	TX
Conseco Marketing, L.L.C.	IN
CreekSource LLC	DE
Design Benefit Plans, Inc.	IL
Green Bay Trail Investment Corp.	DE
Green Bay Trail Investment Trust	DE
Hawthorne Advertising Agency Incorporated	PA
Illinois General Investment Corp.	DE
Illinois General Investment Corp. II	DE
Illinois General Investment Trust	DE
Illinois General Investment Trust II	DE
Indiana General Investment Corp.	DE

Indiana General Investment Trust	DE
Optavise, LLC	DE
Performance Matters Associates, Inc.	IN
Washington National Insurance Company	IN